UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2010

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
organization)

7250 Redwood Blvd., Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,	(415) 893-8000
including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement

On August 25, 2010, Sonic Solutions (“Sonic Solutions”), Siracusa Merger Corporation, Siracusa Merger LLC and DivX, Inc. (“DivX”) entered into Amendment No. 1 (“Amendment No. 1”) to the Agreement and Plan of Merger (the “Merger Agreement”) dated June 1, 2010.  Pursuant to Amendment No. 1, In-the-Money Company Options (as defined in Amendment No. 1) to acquire shares of DivX common stock held by current DivX personnel who will not be continuing as employees of Sonic Solutions after the completion of the merger of the two companies will automatically be converted at the closing of the First Merger (as defined in the Merger Agreement) into the right to receive the Merger Consideration (as defined in the Merger Agreement) of $3.75 in cash and 0.514 shares of Sonic Solutions common stock, with cash paid in respect of fractional shares, for each share of DivX common stock calculated to be issuable upon net exercise of such options by reference to the formula set forth in Amendment No. 1.

The foregoing summary of certain terms of the Amendment does not purport to be complete, and is qualified in its entirety by reference to Amendment No. 1, a copy of which is filed as Exhibit 2.1 hereto. The summary of the terms of Amendment No. 1, as well as the text of Amendment No. 1included in this Form 8-K, are intended to provide information regarding the material terms of the Amendment and are not intended to modify or supplement any factual disclosures about DivX or Sonic Solutions contained in their respective reports or statements filed with the SEC or other public information.

Additional Information About the Proposed Transaction and Where You Can Find It

This Form 8-K is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Sonic Solutions, and it is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”) with respect to the transaction. When such documents are filed with the SEC, investors will be urged to thoroughly review and consider them because they will contain important information. Any such documents, once filed, will be available free of charge at the SEC's website (www.sec.gov).

Sonic Solutions, DivX and their respective directors, executive officers and other members of their management may be deemed to be soliciting proxies from shareholders of Sonic Solutions or DivX in favor of the merger.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of these shareholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the directors and executive officers of Sonic Solutions may be found in its definitive proxy statement filed with the SEC on October 1, 2009 and in its Annual Report on Form 10-K for the year ended March 31, 2010 filed with the SEC on June 7, 2010.  Information about the directors and executive officers of DivX may be found in its definitive proxy statement filed with the SEC on April 20, 2010.  These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to either Sonic Solutions or DivX.

Item 9.01            Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit	Description

2.1	Amendment No. 1, dated August 25, 2010, to the Agreement and Plan of Merger dated June 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2010

SONIC SOLUTIONS

By:	/s/ Paul F. Norris

Name: Paul F. Norris Title: Executive Vice President, Chief Financial Officer and General Counsel (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

2.1	Amendment No. 1, dated August 25, 2010, to the Agreement and Plan of Merger dated June 1, 2010